CHITTENDEN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)







                                                           For the Quarter
                                                          Ended September 30,

                                                             1995       1994
Interest Income:                                         --------   --------
                                            (In Thousands, Except Share Data)

  Interest on Loans                                       $25,417    $18,321
  Investment Securities:
    Mortgage-Backed Securities                                578        605
    Taxable                                                 2,969      2,102
    Tax-Favored Debt                                          725        511
    Tax-Favored Equity                                         33         24
  Short-Term Investments                                      355        288
                                                         --------   --------
Total Interest Income                                      30,077     21,851
                                                         --------   --------
Interest Expense:
  Deposits:
    Savings                                                 5,616      3,931
    Time                                                    6,711      3,552
                                                         --------   --------
  Total Interest on Deposits                               12,327      7,483

  Short-Term Borrowings                                       647        415
                                                         --------   --------
Total Interest Expense                                     12,974      7,898
                                                         --------   --------
Net Interest Income                                        17,103     13,953
Provision for Possible Loan Losses                          1,200      1,000
                                                         --------   --------
Net Interest Income after Provision for
      Possible Loan Losses                                 15,903     12,953
                                                         --------   --------
Noninterest Income:
  Trust Department Income                                   1,153        990
  Service Charges on Deposit Accounts                       1,291      1,131
  Gains (Losses) on Sales of Securities, Net                  205       (200)
  Mortgage Servicing Income                                   589        520
  Gains on Sales of Mortgage Loans                            403        184
  Credit Card Income                                        3,440      2,160
  Other                                                       941        855
                                                         --------   --------
Total Noninterest Income                                    8,022      5,640
                                                         --------   --------
Noninterest Expense:
  Salaries                                                  5,151      4,321
  Employee Benefits                                         1,880      1,528
  Net Occupancy Expense                                     1,743      1,368
  FDIC Deposit Insurance                                      (77)       572
  Other Real Estate Owned Income and Expense, Net             (61)        39
  Credit Card Expense                                       2,516      1,437
  Other                                                     4,213      3,274
                                                         --------   --------
Total Noninterest Expense                                  15,365     12,539
                                                         --------   --------
Income Before Income Taxes                                  8,560      6,054

Provision for Income Taxes                                  2,755      2,031
                                                         --------   --------
Net Income                                                 $5,805     $4,023
                                                         ========   ========
Earnings Per Share:

      Primary                                               $0.68      $0.50

      Fully Diluted                                         $0.68      $0.50

  Dividends Declared Per Share                              $0.15      $0.10
  Book Value                                               $15.87     $13.22

Weighted Average Common Shares Outstanding              8,562,968  7,965,433



The accompanying notes are an integral part of these consolidated financial statements.

CHITTENDEN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                           For the Nine Months
                                                           Ended September 30,

                                                             1995       1994
Interest Income:                                         --------   --------
                                               (In Thousands, Except Share Data)

  Interest on Loans                                       $71,057    $51,616
  Investment Securities:
    Mortgage-Backed Securities                              1,716      1,815
    Taxable                                                 8,524      6,341
    Tax-Favored Debt                                        1,780      1,024
    Tax-Favored Equity                                        410        417
  Short-Term Investments                                    1,360        588
                                                         --------   --------
Total Interest Income                                      84,847     61,801
                                                         --------   --------
Interest Expense:
  Deposits:
    Savings                                                16,136     10,097
    Time                                                   18,568     10,550
                                                         --------   --------
  Total Interest on Deposits                               34,704     20,647

  Short-Term Borrowings                                     2,056      1,380
                                                         --------   --------
Total Interest Expense                                     36,760     22,027
                                                         --------   --------
Net Interest Income                                        48,087     39,774
Provision for Possible Loan Losses                          2,750      3,400
                                                         --------   --------
Net Interest Income after Provision for
      Possible Loan Losses                                 45,337     36,374
                                                         --------   --------
Noninterest Income:
  Trust Department Income                                   3,281      3,039
  Service Charges on Deposit Accounts                       3,772      3,475
  Gains (Losses) on Sales of Securities, Net                  205       (324)
  Mortgage Servicing Income                                 1,596      1,528
  Gains on Sales of Mortgage Loans                            853        918
  Credit Card Income                                        8,975      5,715
  Other                                                     3,091      2,684
                                                         --------   --------
Total Noninterest Income                                   21,773     17,035
                                                         --------   --------
Noninterest Expense:
  Salaries                                                 14,647     12,842
  Employee Benefits                                         5,287      4,516
  Net Occupancy Expense                                     5,063      4,161
  FDIC Deposit Insurance                                    1,213      1,753
  Other Real Estate Owned Income and Expense, Net            (234)       (87)
  Credit Card Expense                                       6,338      3,817
  Other                                                    11,894      9,541
                                                         --------   --------
Total Noninterest Expense                                  44,208     36,543
                                                         --------   --------
Income Before Income Taxes                                 22,902     16,866

Provision for Income Taxes                                  7,414      5,615
                                                         --------   --------
Net Income                                                $15,488    $11,251
                                                         ========   ========
Earnings Per Share:

      Primary                                               $1.88      $1.42

      Fully Diluted                                         $1.87      $1.42

  Dividends Declared Per Share                              $0.40      $0.26
  Book Value                                               $15.87     $13.22

Weighted Average Common Shares Outstanding              8,263,179  7,958,431

The accompanying notes are an integral part of these consolidated financial statements.